                                                           Registration No. 333-

    As filed with the Securities and Exchange Commission on November 1, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                _________________

                             CASH TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)

                Delaware                      95-4558331
       (State or other jurisdiction           (I.R.S. Employer
     of incorporation or organization)        Identification Number)

                             1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                _________________

                    Non-Executive Director Stock Option Plan
                            (Full title of the Plan)

                                _________________

                                  Bruce Korman
                      President and Chief Executive Officer
                             1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                _________________

                                 With copies to:

                             Brian C. Daughney, Esq.
                            Goldstein & DiGioia, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================

                                                                                   Proposed
                                                            Proposed Maximum       Maximum      Amount of
Title of Each Class of Securities      Amount to be         Offering Price per     Aggregate    Registration
Being Registered                       Registered           Share(1)               Offering     Fee
                                                                                   Price(1)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value ..............................   50,000               $1.00                   $50,000      $12.50
----------------------------------------------------------------------------------------------------------------
Total ..............................   50,000               $1.00                   $50,000      $12.50

================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(h)(1), this figure is based upon the average of the high and low prices paid for a share of the company's common stock on October 29, 2001, as reported on the American Stock Exchange ($1.00 per share).

                           ___________________________

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

RE-OFFER
P R O S P E C T U S
-------------------

                         50,000 Shares of Common Stock

                             CASH TECHNOLOGIES, INC.

         We are registering for resale an aggregate of 50,000 shares of common stock, $.001 par value of Cash Technologies, Inc., which shares have been issued by us to the person named under the heading selling shareholders, and which person has served as a consultant to us.

         Our Common Stock is listed on the American Stock Exchange under the symbol "TQ". On October 29, 2001, the high and low prices for the Common Stock as reported by the American Stock Exchange were $1.00 and $1.00, respectively.

         We will not receive any proceeds from the sale of the shares by the selling security holder.

         The shares may be sold from time to time by the selling security holder, or by his transferees. No underwriting arrangements have been entered into by the selling security holder. The distribution of the shares by the selling security holder may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holder in connection with such sales. The selling security holder and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Act, with respect to the shares offered.

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE EIGHT (8) TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 1, 2001

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
AVAILABLE INFORMATION ..............................................    1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ....................    1

PROSPECTUS SUMMARY .................................................    3

THE COMPANY ........................................................    3

THE OFFERING .......................................................    7

RISK FACTORS .......................................................    8

SELLING SECURITY HOLDERS ...........................................   18

DESCRIPTION OF SECURITIES ..........................................   19

PLAN OF DISTRIBUTION ...............................................   20

REPORTS TO SHAREHOLDERS ............................................   21

LEGAL MATTERS ......................................................   21

EXPERTS ............................................................   21

ADDITIONAL INFORMATION .............................................   21

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS .........................   22

SIGNATURES .........................................................   26

                              AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information that we file with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., 0Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this re-offer prospectus. This re-offer prospectus does not contain all the information set forth in or annexed as exhibits to the registration statement. For further information with respect to our company and the shares of common stock offered by this re-offer prospectus, reference is made to the registration statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the registration statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this re-offer prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this registration statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by Cash Technologies with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

                1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2001, including information specifically incorporated by reference into our Form 10-KSB from our definitive Proxy Statement.

                2. A description of our common stock contained in our registration statement on Form 8-A filed July 2, 1998.

                3.    Our Form 10-QSB for the quarter ended August 31, 2001.

                4.    Our Form 8-K filed on September 14, 2001

         Each document filed subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document.

         All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Cash Technologies, Inc., 1434 West 11/th/ Street, Los Angeles, California 90015, telephone (213) 745-2000, Attention:
Edmund King, Chief Financial Officer.

                               PROSPECTUS SUMMARY

      The following summary is intended to set forth certain pertinent facts and highlights from material contained in the our annual report on Form 10-KSB for the fiscal year ended May 31, 2001 (the "Form 10-KSB") and our quarterly report on Form 10-QSB for the quarter ended August 31, 2001 (the "Form 10-QSB"), incorporated by reference into this prospectus.

                                   THE COMPANY

Introduction

      Cash Technologies, Inc., was incorporated in Delaware in 1995 and operates through its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary of the Company in January, 1996, CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995, and CoinBank Automation Handels GmbH, Salzburg, Austria. Unless the context otherwise requires, references herein to the Company refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., CoinBank Automated Systems, Inc. and CoinBank Automation Handels GmbH, Salzburg, Austria.

      Since April 3, 2000 the Company's Common Stock has been listed on the American Stock Exchange under the symbol "TQ", and on June 5, 2000, closing price of the Common Stock was $6.3125. From the date of our initial public offering on July 8, 1998 through March 31, 2000, the Company's Common Stock was listed for trading on the Nasdaq SmallCap Market under the symbol "CHNG".

Electronic Message Management Architecture (EMMA)(TM) Transaction Processing System

      In 1996, the Company began its development of an enhanced version of an automated teller machine which was designated the ATM-X. The ATM-X was designed to provide a range of services not typically offered by ATM machines, such as electronic bill payment, instant activated phone cards, event ticketing and others. As development efforts proceeded, the Company discovered a significant market demand for such a product and the need to create a robust transaction processing system that could link the new ATMs with the worldwide financial networks in order to provide these new services to ATMs, kiosks and PCs.

      In December 1997, the Company filed a patent application describing its transaction processing and networking technologies, which was allowed by the U.S. Patent and Trademark Office in spring, 2001. The technology, which was later named EMMA (E-commerce Message Management Architecture), allows for the seamless integration of conventional ATM and credit card (point-of-sale) networks with non-bank networks and the Internet. The need for convenient access to financial services has created a demand for EMMA's unique capabilities to provide such services at ATMs, Point-Of-Sale (POS) terminals and wireless devices.

      EMMA's capabilities, with interfaces to the Company's various financial services partners, allows it to seamlessly interface financial networks, particularly the four main channels through which trillions of dollars are transacted each year: (1) the ATM network; (2) the credit card network; (3) the Automated Clearing House (ACH) network; and (4) cash, thus allowing individuals with no ATM card or credit card to access the services offered.

      In December 1999, the Company entered into an agreement with Rent Way, Inc. and installed three ATM-X machines in the Rent Way stores as a pilot program in early 2000. As of August 15, 2001, the machines are in operation and fully functional providing check cashing and standard ATM functions. In April 2000, the Company entered into an agreement with Popular Cash Express, Inc. to pilot a check cashing point-of-sale system in Popular Cash Express stores. As of August 15, 2001, the system is installed in one location and providing check cashing functions.

Commercial Cash Processing

      While the Company has, in recent years, expanded its operations into other technologies, it began and continues to do business as a cash processor through its National Cash Processors, Inc. subsidiary. Typically, currency is purchased in bulk at a discount of between 1% and 2% from face value. After counting, sorting and/or wrapping, the Company either promptly resells the processed currency at face value plus a small fee (approximately $10.00 per $1,000 worth of bills sorted) to a variety of customers, including armored car companies, or deposits it at face value at the Federal Reserve Bank for credit to the Company's account. The Company continues to process currency.

Coin Counting Equipment

      In 1995, the Company began its development of CoinBank(R) self-service coin counting machines, distributed through its CoinBank Automated Systems, Inc. subsidiary. The machines accept and count loose coin, then generate a receipt redeemable for the amount counted less a service fee of typically 7-9%. This receipt can then be exchanged for currency or goods. The machines provide individuals and small businesses with a convenient method for disposing of their accumulated loose coin without the need for pre-sorting or wrapping. The Company has performed extensive field tests with these machines in Southern California, New England and Europe. The machines can be readily configured to count coin denominations from most countries in the world. An important feature of the machines, for which the Company filed for patent protection in 1997, is their ability to reject extraneous materials such as foreign objects and slugs, minimizing down time and repairs. The U.S. Patent and Trademark Office allowed the patent in August 2001.

      The Company is marketing the machines to companies with existing equipment distribution and service channels and directly to retailers and financial institutions.

      During the fiscal year ended May 31, 2001, the Company's market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that was being offered through the "free-placement" business model. The Company concluded that its free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of its free-placement machines from operation, including the termination of its agreement with Shaw's Supermarkets. See "Legal Proceedings". Though the Company intends to market its CoinBank(R) machines for direct sales, it intends to focus substantially all of its efforts and operations on the continued development and deployment of the EMMA technology.

Product Development
-------------------

EMMA Transaction Processing System Technical Description

      The EMMA Platform implements a flexible message format that allows for constructing multiple transactions and transaction types at a financial terminal, such as an ATM, Point-Of-Sale (POS) terminal, or wireless device (cellular phone, PDA, etc.) and transmitting those as a single message or transaction request, to the EMMA Host. These messages can then be easily converted into message structures that are widely used in the financial industry.

      The EMMA Host parses the EMMA Message from the client and prioritizes the enclosed transactions. The EMMA specification allows sophisticated relationships to be created between transactions that require inter-dependencies between the various legs of each transaction. The EMMA Host then manages each leg, or sub-transaction, individually. It also manages each sub-transaction as a separate communication process. For example, an electronic bill payment transaction might first require access to a customer's bank account to verify available funds, then notification of the payment to the biller (through a remittance processor such as Checkfree) and finally the transfer of funds to the biller. In this example, each leg required management, routing and a distinct communication protocol.

      A unique capability of EMMA is its ability to manage and communicate the various transaction messages in parallel, or asynchronously, expediting transaction processing and permitting the aggregation of transactions for payment purposes. For example, a customer may select four different services at an ATM, such as the payment of a bill, the purchase of a money order, the transfer of funds and getting cash, and, once selected, these transactions can be completed simultaneously and with a single payment.

      Designed from the ground up to work in the institutional transaction processing environment, EMMA is robust, scaleable and reliable, expandable as needed to meet larger transaction flows as market demand for "advanced-function services" increases.

ATM-X(TM), POS-X(TM)

      The Company has developed the client software for an enhanced version of an automated teller machine, designated the ATM-X and a POS terminal, designated POS-X. The software permits these devices to offer a full range of financial services not typically offered by ATMs and POS terminals, such as check cashing, electronic bill payment, instant activated phone cards, event ticketing and Internet products and services. As reported in previous SEC filings in partnership with ATM manufacturer Diebold, Inc., in March, 2000, the Company completed installation of the first ATM-X pilot at three stores owned by Rent Way. As of August 31, 2001, the machines are in operation and provide automated check cashing and ATM functions. As of August 31, 2001, the first POS-X terminals have been deployed at Popular Cash Express. There can be no assurance that third-party manufacturers, such as Diebold, continue to provide the hardware needed for the ATM-X and POS-X machines or that they or we, will be able to successfully market the software of these devices.

                                  THE OFFERING

Common Stock outstanding prior to
Offering (1) ...............................    3,784,534

Shares being offered for
 Sale by Selling security holder ...........    50,000

Common Stock outstanding after
the Offering ...............................    3,834,534

Risk Factors ...............................    This Offering involves a high
                                                degree of risk. See "Risk
                                                Factors."

Use of Proceeds ............................            All of the proceeds of
                                                this offering will be paid to
                                                the respective Selling security
                                                holder and none of the proceeds
                                                will be received by our company.
                                                See "Use of Proceeds."

AMEX
Market Symbol ..............................            TQ

________________

(1)  As of October 23, 2001. Does not include:

 .    775,887 shares reserved under our company's Stock Option Plan of which
     616,467 options are issued and outstanding.

 .    150,000 shares reserved under our company's Non-Executive Director Plan of which 150,000 options are issued and outstanding.

 .    Up to approximately 1,830,592shares reserved for issuance upon exercise of outstanding warrants and upon conversion of $3,362,000 principal amount of convertible notes, with a conversion price of $9.50 per share.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating us and our business. An investment in the securities is suitable only for those investors who can bear the risk of loss of their entire investment.

     Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Cash Technologies, Inc. desires to avail itself of certain "safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the Company to do so. In addition to historical information, the information included in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to our capital resources, performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

     The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

     -     our significant and immediate need for working capital;
     -     market acceptance of our products;
     -     technological restrictions upon development;
     -     our limited marketing experience;
     - the uncertainty of product development, including our EMMA technology,
     -     our dependence upon new technology,
     -     our need for qualified management personnel; and
     -     the effect of competition.

     Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only. We assume no obligation to update forward-looking statements. See also our reports filed from time to time with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

     Limited Operating History; Significant and Continuing Losses. The Company opened its cash processing facility in May 1994, and commenced installations of CoinBank machines at a limited number of bank branches in December 1995. As of August 1, 2000, the Company has removed substantially all of its free-placement CoinBank machines from field operation. Additionally, the Company is continuing to develop its EMMA Platform and has not had any commercial activity from the system, except for the pilot at three Rent Way stores. Accordingly, the Company has a limited operating history upon which an evaluation of the Company's performance and prospects can be made. The Company is subject to numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of any new business. In the last two years, the Company has incurred significant losses, including net losses of $4,255,570 and $6,639,901 respectively, for its fiscal years ended May 31, 2001 and 2000. At May 31, 2001, the Company had stockholders deficiency of $5,435,390 and an accumulated deficit of $23,943,901. The Company will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with the development of its EMMA Platform (including, without limitation, salaries of executive, technical, marketing and other personnel). The Company anticipates that it will continue to incur significant and increasing losses for the foreseeable future until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations.

     Going Concern. The Company's independent certified public accountants included an explanatory paragraph in their report for the year ended May 31, 2001, which indicated a substantial doubt as to the ability of the Company to continue as a going concern. This concern is due primarily to substantial debt service requirements and working capital needs.

     Working Capital Deficit; Significant Capital Requirements. At May 31, 2001, the Company had a working capital deficit of $6,402,341. The increase in working capital deficit is primarily the result of reclassifying the $3,452,070 of GE Capital debt and the $3,362,000 of secured convertible promissory notes to short term debt, the latter of which will be reclassified back to long term upon successful completion of restructuring if any. On September 30, 2001, the Company had available cash of only approximately $105,000. The Company's capital requirements have been and will continue to be significant, and its cash requirements have exceeded cash flow from operations since inception. The Company is in dire need for capital to continue to operate. The Company has been dependent on the proceeds of its initial public offering in July 1998, and private placements of its securities since then of its debt and equity securities to satisfy its working capital requirements. The Company will be dependent upon the proceeds of future private placement offerings or other public offerings to fund development of the EMMA technology, its short-term working capital requirements, fund certain marketing activities and to continue implementing its business strategy. There can be no assurance the Company will be able to raise necessary capital.

          The Need for Substantial Additional Financing; If we are unable to obtain needed additional financing, our business may fail. In the event that the Company's plans or assumptions relating to its operations change or prove to be inaccurate or if the net proceeds of future private placements or other public offerings together with revenues generated from operations prove to be insufficient (due to, among other things, unanticipated expenses, increased competition, unfavorable general economic conditions, decreased demand for cash processing services, inability to successfully market its products, or other unforeseen circumstances), the

Company could be required to seek other alternatives available to it. The Company currently requires and expects over the next fiscal year to continue to need substantial additional capital in order to continue operations. There can be no assurance that additional financing from any source will be available to the Company when needed, on commercially reasonable terms, or at all. To the extent that the Company obtains additional financing through the issuance of additional equity securities, any such issuance may involve substantial dilution to the Company's then-existing stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities, the Company will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed, will have a material adverse effect on the Company that could require the Company to significantly curtail or possibly cease its operations. We have notes outstanding of approximately $3,362,000 principal amount and although as of July 31, 2001 the notes are in default, the Company has sent out final documents for execution by debt holders to extend the notes for two (2) years. Furthermore, the Company has received oral or written consent from noteholders of approximately $3,000,000 and is confident that the restructuring will be completed; there can be no assurance though. In addition, we owe approximately $3,624,069 to G.E. Capital, which we are also unable to repay at this time, but as of September 12, 2001 the Company has come to terms on an agreement and signed an extension on this note with GE Capital. The extension provides for a six (6) month deferral of interest and a twelve (12) month deferral of principal on this note, contingent upon the successful restructuring of the Company's convertible debt.

     Any additional financing we seek may substantially dilute the interests of our shareholders. To the extent that we obtain additional financing through the issuance of additional equity securities, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations.

     If our products and services do not achieve market acceptance, our business will be harmed. In marketing our products and services, we are attempting to change the traditional methods by which people obtain financial services and access the Internet. Accordingly, the demand for these services is subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. The results of the use of EMMA when deployed may not be well received and prior results of use may not be indicative of future market acceptance of our products or services. Commercial establishments and individuals may elect to utilize other methods, which they believe to be less costly or possess other advantages over EMMA. Achieving market acceptance for EMMA will require substantial marketing efforts and the expenditure of a significant amount of funds to inform various targeted customer groups of the perceived benefits and cost advantages of EMMA. To date we have installed only a limited number of EMMA driven terminals.

     Similarly, the demand for and market acceptance of our currency processing services are also subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. Commercial establishments and individuals may elect to utilize other methods which they believe to be less costly or possess other advantages over our cash processing services, including establishing their own cash counting and processing operations, or otherwise refraining from seeking to dispose of excess cash.

       Limited Marketing Capabilities. Since inception, the Company has conducted only limited marketing activities and currently has limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. The Company's marketing plans may be subject to change as a result of a number of factors, including changes in market conditions, the nature of the marketing requested or provided by customers for EMMA transaction processing and other factors. There can be no assurance that the Company's efforts will result in significant initial or continued market acceptance, that emerging markets for the EMMA system and the Company's coin and currency processing services will not be limited, or that the Company will succeed in positioning ATM-X, POS-X and the EMMA system as a preferred method of financial transaction processing. See "Business--Marketing."

       Our limited marketing capabilities may hinder our growth. Since inception, we have conducted only limited marketing activities and currently have limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. Accordingly, our marketing efforts may not result in significant initial or continued market acceptance, may not develop a market for our EMMA system, CoinBank(R) machines and currency processing services and may not succeed in positioning EMMA as a preferred method of processing "advanced function" transactions. Further, our current marketing plans are subject to change as a result of a number of factors, including changes in market conditions, the nature of the marketing requested or provided by prospective users of EMMA.

       We face substantial security risks in our business for which we may not be fully insured. Our cash processing operations are substantially dependent upon maintaining the security of the inventories of coin and currency transported to our cash processing facility and held on our premises. We have obtained insurance for on-site and off-site theft of cash from our facilities and machines, and we maintain insurance against losses, including those due to theft or embezzlement by independent contractors or our employees. This insurance, however, may not provide us with an adequate level of coverage in the event of any loss and it may not be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a material adverse effect on our business and results of operations. Although we believe that we have in place adequate security systems and procedures to safeguard the coin and currency processed at our cash processing facility, our systems and procedures may not be sufficient to ensure against theft, embezzlement or other losses.

       Our products may not perform reliably in extensive applications. As of August 31, 2001, we had installed only 4 EMMA-driven ATM-X/POS-X machines and have derived substantially no revenue from this EMMA based business. To date we have not installed a base of EMMA-driven ATM-X/POS-X machines upon which we can base predictions about the reliability or functionality of the EMMA technology. The Company is no longer intending to be involved in the placement of CoinBank(R) machines. Although such systems and machines have performed reliably to date at their current installations, upon widespread commercial use they may not satisfactorily perform all of their intended functions or may not prove reliable in extensive utilization. Software and other technologies that are incorporated into our products are complex and may contain errors, which will only become apparent subsequent to widespread commercial use. Remedying such errors could require the expenditure of a substantial amount of money and could also result in significant delays in installing or selling our products, which could have a material adverse effect on us. We anticipate that we will continue to seek to upgrade and enhance both the hardware and software components of our products. Such upgrading and enhancement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems, which could result in material delays in product commercialization or significantly increased costs. Further, our EMMA systems may not satisfactorily perform all of its intended functions or will prove not to be reliable in extensive utilization.

       We are dependent on independent contractors, whose nonperformance could harm our business. We are substantially dependent on the ability of the independent contractors we hire to dedicate sufficient personnel to service us. Any contractor that we utilize or may utilize may not have sufficient capacity to satisfy our needs during any period of sustained demand. The loss of services of independent contractors could disrupt our business. Furthermore, the EMMA system accesses networks, which are owned and operated by third parties. The failure or unavailability of these networks could have a material adverse effect on us.

       We are dependent on third-party manufacturers. The EMMA system is designed to be distributed through equipment, such as ATMs manufactured and distributed by third parties. Although we believe that a number of sources for this equipment is available, failure or delay by any manufacturer in providing such equipment to location operators could result in interruptions in our ability to deploy EMMA-based transactions and could have a material adverse effect on our operations.

       We are in litigation with a former supplier of technology and a former CoinBank Customer. We have commenced a lawsuit against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had previously been manufacturing certain of our CoinBank(R) machines. Pursuant to licensing and manufacturing services and distribution agreements with Geld, we have the exclusive worldwide right, except for sales to certain Austrian financial institutions, to use the technology, which is incorporated in the equipment, manufactured by this supplier. We had previously entered into a letter of intent to acquire Geld to secure our access to the exclusive technology and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent.

       We have been engaged in discussions with one of our CoinBank customers, Shaw's Supermarkets regarding termination of the placement of our CoinBank machines in their locations in New England. We have ceased operating the machines. Shaw's filed suit claiming it is owed in excess of $200,000 and other damages under our agreements with them. The Company believes that it has substantially delivered all sums owed to Shaw's except for approximately $40,000, but has meritorious defenses to other claims of Shaw's. There can be no assurance that the suit will be settled favorably or that we would prevail in any litigation.

       In December 1997, Vindex USA, Inc. filed a complaint against CAS, a subsidiary of the Company, in the Superior Court of California, Los Angeles County, seeking to recover $40,000, an unspecified amount of commissions and interest accrued thereon allegedly due it under the terms of a consulting agreement it alleged was breached by the Company. The court has entered judgment against CAS in favor of Vindex in the sum of $97,864.

       We have a limited customer base and the loss of any present customers would have an adverse effect on our operations. We continue to sell most of the currency that we process to a limited number of entities. We generally do not enter into long-term written agreements with any customers with respect to the processing, acquisition or sale of coin and currency and do not anticipate entering into written contracts for coin purchases or sales with future customers. The loss of present or any future significant customers, for any reason, in the absence of significant additional customers or contracts, could have a material adverse effect on our financial condition and results of operations. We may not be able to lessen our dependence on a limited number of customers for a substantial portion of our revenue.

       The expansion of our business is uncertain. To date, we have generally been dependent on processing currency purchased directly from third parties (other than through CoinBank(R) machines) to generate substantially all of our revenues. We intend to increase our current level of operations, with an emphasis on marketing EMMA services. We have achieved limited growth to date and we may not be able to successfully expand our operations. Expansion of our operations will be largely dependent upon our ability to successfully market and distribute EMMA-driven transaction processing services; hire and retain skilled technical, marketing and other personnel; establish and maintain satisfactory relationships with banks and retail businesses; and achieve significant market acceptance for the use of advanced function services. We may not be able to successfully implement our business plan and unanticipated expenses, problems or technical difficulties may occur which would result in material delays in its implementation. Our prospects could be adversely affected by a decline in the economic prospects of particular individual or commercial customers or segments of cash-intensive markets, which could result in reduction or deferral of requirements for coin processing services or the use of EMMA services by prospective customers. We may not be able to achieve significant market acceptance of advanced function transactions, achieve significant penetration in new geographic markets or successfully expand our operations.

       We may not successfully compete with our competitors. The coin processing industry is characterized by intense competition and we compete primarily with banks, most of which possess substantially greater financial, personnel, marketing and other resources than us. With respect to CoinBank(R) machines, we are aware of one other company that offers self-service coin counting and processing services through the use of coin counting machines. To our knowledge, this competitor focuses its marketing efforts on installing its machines in supermarkets on a free placement basis. This competitor has installed a number of its machines in the Los Angeles area as well as in other areas of the United States, and, in some cases, such installations are near where we have installed or may seek to install and/or sell CoinBank(R) machines. There can be no assurance that potential customers of CoinBank(R) machines will not prefer to utilize this competitor's machines.

       Competition could render our technologies obsolete. Our competitors may be developing or may seek to develop functionally equivalent products or services for the disposal of large amounts of coins in the future. In addition, our EMMA platform will compete with existing automated teller machines and services offered by financial institutions and other companies that may provide services similar to those offered by EMMA. Competitive technologies may render our products and services obsolete or less marketable.

       Changing industry trends may adversely effect our operations. Alternatives to the use of cash and checks, such as credit cards and wire transfer, debit cards and other forms of electronic currency are increasing. Increasing use of these alternative forms of payment could reduce the frequency of circulation of cash and checks resulting in decreased need for some EMMA applications. The market for alternative forms of money transfer is characterized by frequent introduction of new products and services and is subject to changing consumer preferences and economic trends, which may make certain EMMA applications unattractive, compared to other alternatives.

       The geographic concentration of our business exposes us to risks due to changes in the regional economy. To date, our operations have been concentrated primarily in the Southern California area. Our growth prospects will be largely dependent on its ability to achieve greater penetration in this market as well as significant penetration in new geographic markets. Although we intend to focus our efforts on expanding its operations for the foreseeable future, a substantial portion of our revenues will be derived from its Southern California operations. Such geographic concentration increases the potential impact on our results of operations of any regional economic downturn or catastrophic events. Our prospects could be adversely affected by unfavorable general economic conditions, including any downturns in the California or national economies, which could result in an unwillingness by consumers to pay cash processing fees or an increased interest in developing alternative methods of counting and sorting cash, including creating in-house processing facilities.

       We are subject to risks relating to our international installations and sales. We are seeking to deploy the EMMA system outside of the United States. To the extent that we are able to expand our operations and sales outside of the United States, we will be subject to the risks associated with international operations and sales, including economic and political instability, currency fluctuations, credit risks, shipping delays, customs duties, export quotas, foreign government regulations and other trade restrictions, any of which could have a significant impact on our ability to operate effectively outside of the United States or to deliver EMMA services overseas to customers on a competitive and timely basis.

       Uncertainty of patent and trademark protection. Although the Company has received U.S. Patents with respect to its CoinBank machines and its EMMA Platform, there can be no assurance that these patents will afford the Company any meaningful protection. We do not currently hold any patents with respect to any software or hardware used in its operations. We intend to rely primarily on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of software developed by it and used primarily in its coin processing operations. Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the software we have developed. Although we believe that our use of the software we developed and other software used in its operations does not infringe upon the rights of others, our use of the software we developed or such other software may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the software we developed or such other software or refrain from using such software. We may not have the necessary financial resources to defend any infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us. Moreover, if the software we developed or any other software or hardware used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us. We received United States trademark registration for the "CoinBank(R)" name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged.

       We are dependent on key personnel. Our success is dependent on the efforts of our key personnel, including Mr. Korman, our President and Chief Executive Officer. We entered into a three-year employment agreement with Mr. Korman, which expired in July 2001. There is currently no employment agreement in place between Mr. Korman and us. The loss of the services of Mr. Korman could have a material adverse effect on our business and prospects. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman's time or that such conflict would be resolved in our favor.

       The success of our business also requires that we retain other qualified management personnel. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on us.

         We are controlled by our management. Mr. Korman and Mr. Miller, and their respective affiliates, beneficially own, in the aggregate, approximately 20.19% of our outstanding common stock. As a result, they are and will be in a position to act together to effectively control us, elect our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

         Our directors and officers have limited personal liability. Our Certificate of Incorporation includes provisions to limit, to the full extent permitted by Delaware law, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents to the full extent permitted by Delaware law. As a result of such provisions in our Certificate of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

         The future sale of our currently outstanding restricted stock may depress our stock price. As of August 31, 2001, we had 3,668,034 shares of common stock outstanding, of which approximately 2,518,471 shares of common stock are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended. All of the remaining 1,149,563 shares of common stock outstanding are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. In July 2000 we filed a registration statement with the SEC to register, on behalf of holders of options and warrants and other convertible securities, an additional 1,830,592 shares. The sale of these shares of common stock may have a depressive effect on the market prices of our Common Stock prevailing from time to time. In addition, we have issued numerous convertible securities, which could result in an increase in the number of Common shares outstanding. This could impair our ability to raise capital through the sale of its equity securities.

         Possible delisting of securities from American Stock Exchange and risks relating to Penny Stocks. Our common stock is currently listed on American Stock Exchange. The American Stock Exchange granted to us an exemption from its original listing requirements in order for our Common Stock to be listed for trading. AMEX reserves the right to delist an entity in its discretion at any time. Among other criteria, AMEX will consider the financial condition and operating results, the public distribution of securities and other non-quantitative criteria. The Company is aware that it is not in accordance with AMEX rules regarding the enforcement for holding of shareholder meetings. This rule violation, and possible others, may result in delisting. Our failure to meet these maintenance criteria in the future may result in the delisting of our common stock from AMEX, and trading, if any, in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         Although we anticipate that our common stock will continue to be listed for trading on Amex, if the common stock were to become delisted from trading on Amex and the trading price of the common stock were to fall below $5.00 per share on the date the common stock was delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock, generally, any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell our securities in the secondary market.

         We have the discretion to issue additional shares of preferred stock. Our Certificate of Incorporation authorizes our Board of Directors to issue up to 1,000,000 shares of preferred stock, from time to time, in one or more series. Our Board of Directors is authorized, without further approval of the stockholders, and except as prohibited in existing Preferred Stock designations, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The establishment of a class of preferred stock other than the Series A Preferred Stock may adversely impact the rights of holders of the Series A, Series B or Series C. The issuance of such stock could adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. To date we have authorized the issuance of 118,125 shares of Series A Preferred Stock, 400,000 shares of Series B Preferred Stock, 480,769 shares of Series C Preferred Stock, 25 shares of Series D Preferred Stock, 5 shares of Series E Preferred Stock and 5 shares of Series F Preferred Stock.

                            SELLING SECURITY HOLDERS

------------------------------------------------------------------------------------------------------------------
                                             Shares                                             Percentage of
                                             Beneficially                         Shares        Shares
                                             Owned Prior to                       Owned         Owned
Name and Address of                          Offering            Shares           After         After
Security Holder                              (1)(2)              Offered          Offering      Offering

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Ali Kazim Baygan (3)                         0                    50,000           50,000           1.3
------------------------------------------------------------------------------------------------------------------

__________________________
1. Includes all shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each individual has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned).

2.       See "Plan of Distribution."

3. Mr. Baygan received these shares in connection with, and as payment for, his services as a consultant to the Company. Mr. Baygan assists the Company in development of its EMMA technology.

                            DESCRIPTION OF SECURITIES

         Our Common Stock is registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

Capital Stock

         General

         We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, there are 4,534,534 shares of common stock outstanding; 65,625 shares of Series A Preferred Stock; 400,000 shares of Series B Preferred Stock; 480,769 shares of Series C Preferred Stock; 25 shares of Series D Preferred Stock; 1.8 shares of Series E Preferred Stock and 5 shares of Series F Preferred Stock issued and outstanding. We also have an aggregate of 1,830,592 shares reserved for issuance under outstanding warrants and options and for conversion of $3,362,000 principal amount of convertible notes.

         Common Stock

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation or dissolution, the holders of common stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of common stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby upon issuance and sale will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of any shares of preferred stock now outstanding or which we may designate in the future.

         Preferred Stock

         Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, prevent or substantially delay a change of control, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

                              PLAN OF DISTRIBUTION

         The common stock covered by this prospectus, including the shares underlying the warrants which be issued by Cash Technologies upon the exercise by the holders of the warrants, may be offered and sold from time to time by the selling stockholders, including in one or more of the following transactions:

         -     on the over the counter market;

         -     in transactions other than on the over the counter market;

         -     in connection with short sales;

         -     by pledge to secure debts and other obligations;

         - in connection with the writing of options, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

         -     in a combination of any of the above transactions; or

         - pursuant to Rule 144 under the Securities Act, assuming the availability of an examination from registration.

         The selling security holder may sell their shares at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices.

         Broker-dealers that are used to sell shares will either receive discounts or commissions from the selling share holders, or will receive commissions from the purchasers for whom they acted as agents.

         The selling security holder and intermediaries through whom shares are sold may be deemed underwriters within the meaning of the Securities Act with respect to the shares offered.

         There can be no assurance that the selling security holder will sell all or any of the common stock.

         We have agreed to keep this prospectus effective for a period expiring on the earlier of the date on which all of the selling security holder' shares have been sold or the date on which all such shares are eligible for sale pursuant to Rule 144 under the Securities Act.

         The selling shareholders and us have agreed to customary indemnification obligations with respect to the sale of common stock by use of this prospectus.

                             REPORTS TO SHAREHOLDERS

         Our company distributes annual reports to its stockholders, including financial statements examined and reported on by independent public accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of our company's operations.

                                  LEGAL MATTERS

         The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7.

                                     EXPERTS

         The financial statements for the fiscal year ended May 31, 2000, incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements for the fiscal year ended May 31, 2001, incorporated by reference in this Prospectus have been audited by Vasquez & Company, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed a Registration Statement under the Act with the Securities and Exchange Commission, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and such securities, reference is made to the registration statement and to the exhibits and schedules filed therewith. Each statement made in this prospectus referring to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The registration statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by Cash Technologies with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

                  1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2001.

                  2. A description of our common stock contained in our registration statement on Form 8-A filed July 2, 1998.

                  3.      Our Form 10-QSB for the quarter ended August 31, 2001.

                  4.      Our Form 8k filed on September 14, 2001

         All documents that we file subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Our Counsel, Goldstein & Digioio, LLP owns 50,000 options, none of which are included in this registration statement.

Item 6.  Indemnification of Directors and Officers

         The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

         Our By-Laws provide for indemnification of our officers and directors to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of us, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

         In accordance with Delaware law, our Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the us or to our stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor our stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7.  Exemption from Registration Claimed

         The shares being offered by the selling shareholder were issued by the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company issued the shares to the selling shareholder in connection with payment for consulting services rendered to the Company. There was no general solicitation regarding issuance of the shares.

Item 8.  Exhibits

The following exhibits are filed herewith unless otherwise noted.

Exhibit
No.          Description
---          -----------

4.1 Form of the Company's Common Stock Certificate [Exhibit 4.1 to the Company's Registration Statement on Form SB-2
             (File No. 333-6436)]

5            Opinion of Goldstein & DiGioia, LLP re legality of shares offered.

23.1         Consent of Vasquez & Company, LLP

23.2         Consent of BDO Siedman, LLP

23.3         Consent of Goldstein & DiGioia, LLP, contained in Exhibit 5.

Item 9.  Undertakings

We hereby undertake:

A.       (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

              (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) For purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 25th day of October, 2001.

                                 CASH TECHNOLOGIES, INC.


                                 By: /s/ Bruce Korman
                                 Bruce Korman
                                 President, Chief Executive Officer and Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Bruce Korman as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                          Capacity                                    Date
         ---------                          --------                                    ----
/s/ Bruce Korman
________________________________________             President, Chief Executive         October 30, 2001
Bruce Korman                                                  Officer and Chairman

/s/ Richard Miller
________________________________________             Director                           October 30, 2001
Richard Miller

/s/ Robert Fagenson
________________________________________             Director                           October 30, 2001
Robert Fagenson

/s/ Vincent Carrino
________________________________________             Director                           October 30, 2001
Vincent Carrino

/s/ Kevin Walls
________________________________________             Director                           October 30, 2001
Kevin Walls

/s/ Edmund King
________________________________________             Chief Financial Officer,           October 30, 2001
Edmund King                                          Secretary and Principal
                                                     Accounting Officer
/s/ David Granno
________________________________________             Director                           October 30, 2001
David Granno